United States 12 Month Oil Fund, LP	Exhibit 99.1
Monthly Account Statement
For the Month Ended May 31, 2012

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(1,188,220)
Unrealized Gain (Loss) on Market Value of Futures	(25,126,050)
Dividend Income	3,005
Interest Income	679
ETF Transaction Fees	2,100
Total Income (Loss)	$(26,308,486)

Expenses
General Partner Management Fees	$72,169
Audit Fees	7,192
Tax Reporting Fees	5,376
NYMEX License Fee	1,804
Brokerage Commissions	1,666
Non-interested Directors' Fees and Expenses	1,326
Prepaid Insurance Expense	962
SEC & FINRA Registration Expense	806
Legal Fees	595
Total Expenses	$91,896
Net Income (Loss)	$(26,400,382)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 5/1/12	$163,705,597
Additions (300,000 Units)	12,130,983
Redemptions (750,000 Units)	(30,713,811)
Net Income (Loss)	(26,400,382)

Net Asset Value End of Month	$118,722,387
Net Asset Value Per Unit (3,100,000 Units)	$38.30

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account tatement for the month ended May 31, 2012 is accurate and complete.

/s/ Howard Mah
Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1320 Harbor Bay Parkway

Suite 145

Alameda, CA 94502